                                                                     EXHIBIT 99E
                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                  GROSS LOANS, NON-PERFORMING ASSETS ("NPA")
                AND RESTRUCTURED LOANS ("TDR") BY PROPERTY TYPE
                             At December 31, 1997
                                (in thousands)
                                  (unaudited)

                                               Non-
                              Gross           Accrual        REO and         Total       Restructured
Property Type                 Loans            Loans        Other Assets      NPA            Loans
-------------              -----------       ---------     -------------    ---------    -------------
Single-family
  1-4 units               $ 8,793,806        $ 75,316         $32,102        $ 107,418       $ 1,813
Multi-family:
  5-36 units                1,426,589          11,674           7,401           19,075         5,675
  37 or more units            319,849           1,592             -              1,592         5,249

Non-residential:
  Office buildings            357,512           6,331           1,255            7,586         4,444
  Shopping centers            312,739           3,177           4,360            7,537           742
  Warehouse/storage            76,420             380             -                380           -
  Hotels/motels                23,627             853           3,333            4,186           -
  Industrial parks             90,969             -               -                -           1,828
  Land                         13,884              17             -                 17           511
  Commercial/
    industrial                155,843           1,270             -              1,270           -
                          -----------      ----------      ----------       ----------    ----------
Total non-residential       1,030,994          12,028           8,948           20,976         7,525


Commercial                    233,921           2,427             -              2,427           -
Consumer                      138,366             653             -                653           -
                          -----------      ----------      ----------       ----------    ----------

Total                     $11,943,525      $  103,690      $   48,451       $  152,141    $   20,262
                          ===========      ==========      ==========       ==========    ==========